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                                                                    Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-81961 and No. 333-81967) pertaining to the Nicholas Financial, Inc. Employee Stock Option Plan of Nicholas Financial, Inc. of our report dated May 21, 2004, (except for note 13 as to which the date is June 8, 2004) with respect to the consolidated financial statements of Nicholas Financial, Inc. and subsidiaries included in its Annual Report (Form 10-KSB) for the year ended March 31, 2004, filed with the Securities and Exchange Commission.


                                 /s/ Dixon Hughes PLLC